EXHIBIT 9
JOINT FILING AGREEMENT
April 29, 2008
     Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder (including any amendment, supplement, and/or exhibit thereto) with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange), and further agrees to the filing, furnishing, and/or incorporation by reference of this Joint Filing Agreement as an exhibit thereto. This Joint Filing Agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.
     IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this Joint Filing Agreement to be executed and effective as of the date first written above.

FP Tech Holdings, LLC
By:	/s/ Audrey Spangenberg
	Name:	Audrey Spangenberg
	Title:	Manager

Audrey Spangenberg
/s/ Audrey Spangenberg
Name: Audrey Spangenberg

Christian Spangenberg
/s/ Audrey Spangenberg

By: Audrey Spangenberg, as parent on behalf of Christian Spangenberg

Acclaim Financial Group, LLC
By:	/s/ Audrey Spangenberg
	Name:	Audrey Spangenberg
	Title:	Managing Member

Erich Spangenberg
/s/ Erich Spangenberg
Name: Erich Spangenberg

NMPP, Inc.
By:	/s/ Erich Spangenberg
	Name:	Erich Spangenberg
	Title:	President

TechDev Holdings, LLC (f/k/a Plutus IP, LLC)
/s/ Erich Spangenberg
Name:	Erich Spangenberg
Title:	Manager

CWC Holdings, LLC
/s/ Erich Spangenberg
Name:	Erich Spangenberg
Title:	Manager